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                                                                   Exhibit 11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the following with respect to Post-Effective Amendment No. 15 to the Registration Statement (No. 2-82278) on Form N-1A under the Securities Act of 1933, as amended, of Municipal Fund for New York Investors, Inc.:

         1. The incorporation by reference of our report dated September 6, 1996 accompanying the financial statements in the Statement of Additional Information.

         2. The reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information."



/s/ Coopers & Lybrand
COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 25, 1996